Exhibit 10.10

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of July 6, 2018, by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and UNUM THERAPEUTICS, INC. (“Borrower”),

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of January 19, 2017 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Pursuant to Section 6.2(i) of the Agreement (as in effect immediately prior to the effectiveness of this Amendment), Borrower is required to deliver to Bank, within 30 days after the last day of each month, a company prepared consolidated balance sheet, income statement, and statement of cash flows covering Borrower’s operations during such period (the “Monthly Financials”). As of the date hereof, Borrower has not delivered to Bank its Monthly Financials for the reporting periods ending April 30, 2018 and May 31, 2018, resulting in violations of the Agreement (the “Monthly Financials Violations”), Bank hereby waives the Monthly Financials Violations.

2)	Section 6.2(i) of the Agreement is hereby amended and restated, as follows:

(i) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated balance sheet, income statement, and statement of cash flows covering Borrower’s operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; provided, however, that if Borrower’s Cash at Bank is greater than two (2) times Borrower’s outstanding Indebtedness to Bank, then Borrower shall instead provide to Bank, within five (5) days after the filing thereof, Borrower’s periodic financial reporting filed with the Securities and Exchange Commission on Forms 10-K and 10-Q;

3)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by Borrower;

b)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

UNUM THERAPEUTICS INC.		PACIFIC WESTERN BANK

By:	/s/ Christiana Stamoulis	By:	/s/ Scott Hansen
Name:	Christiana Stamoulis	Name:	Scott Hansen
Title:	President and CFO	Title:	SVP

[Signature Page to First Amendment to Loan and Security Agreement]